SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                        April 14, 2003 (April 4, 2003)

                            The Warnaco Group, Inc.

              (Exact Name of Registrant as Specified in Charter)

                                   Delaware

                (State or Other Jurisdiction of Incorporation)

           1-10857                             95-4032739
  (Commission File Number)          (IRS Employer Identification No.)

             90 Park Avenue
              New York, NY                                     10016
(Address of Principal Executive Offices)                     (Zip Code)


      Registrant's telephone number, including area code: (212) 661-1300

                                Not Applicable

         (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On April 4, 2003, The Warnaco Group, Inc. (the "Company") filed its monthly operating report for the period commencing December 1, 2002 and ended January 4, 2003 (the "Operating Report") with the United States Bankruptcy Court for the Southern District of New York, a copy of which is attached hereto as Exhibit 99.1, in connection with the Company's voluntary petition for reorganization under Chapter 11 of title 11 of the United States Bankruptcy Code in Case Nos. 01-41643 through 01-41680 (Jointly Administered).

         The Operating Report contains unaudited information about the Company and certain of its subsidiaries (but not all of the Company's consolidated subsidiaries), each of which was previously a debtor and debtor-in-possession in the above-captioned cases, and is in a format, prescribed by the applicable bankruptcy laws. The Operating Report also contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. For these reasons, the Company cautions readers not to place undue reliance upon the information contained therein.

         In addition, the Operating Report, as well as other statements made by the Company, may contain forward-looking statements within the meaning of
Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the Company's credit facilities, the ability of the Company to satisfy the conditions and requirements of its credit facilities, the effect of national, international and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and newly introduced product lines, financial difficulties encountered by customers, the ability of the Company to attract, motivate and retain key executives and employees, and the ability of the Company to attract and retain customers. All statements other than statements of historical facts included in the Operating Report are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

              (c)      Exhibits

              Exhibit No.   Description

              99.1 Monthly Operating Report for the Period from December 1, 2002 to January 4, 2003

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     The Warnaco Group, Inc.


Date: April 14, 2003                 By:  /s/ Jay A. Galluzzo, Esq.
                                          --------------------------------
                                          Name:  Jay A. Galluzzo, Esq.
                                          Title: Vice President
                                                 and General Counsel

                                 EXHIBIT INDEX

        EXHIBIT NO.     DOCUMENT

           99.1 Monthly Operating Report for the Period from December 1, 2002 to January 4, 2003

                                                                 EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - -    x
                                                   :   Chapter 11
                                                   :
In re                                              :   Case Nos. 01-41643 (RLB)
                                                   :   through 01-41680 (RLB)
     THE WARNACO GROUP, INC., et al.,              :
                                                   :   (Jointly Administered)
                    Reorganized Debtors.           :
                                                   x
- - - - - - - - - - - -- -- - - - - - - - - - -



                          MONTHLY OPERATING STATEMENT

                           FOR DEBTORS-IN-POSSESSION

                    FOR DECEMBER 1, 2002 TO JANUARY 4, 2003

Address of Reorganized Debtors:

The Warnaco Group, Inc.
90 Park Avenue
New York, New York  10016

                                          Monthly Disbursements:      $111,044

Address of Bankruptcy Attorneys
for Reorganized Debtors:
Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York  10019

                                          Monthly Operating Loss
                                          before reorganization costs $ (8,966)

         The undersigned, having reviewed the attached report and being familiar with the financial affairs of The Warnaco Group, Inc., ("Warnaco"), and certain of Warnaco's subsidiaries, each of which was previously a debtor and debtor-in-possession in the above-captioned cases (collectively referred to herein as the "Debtors" although they have confirmed their joint plan of reorganization, which became effective on February 4, 2003 (the "Effective Date")), verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge.

         The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, had been paid through the Effective Date.

Date:    February 04, 2003                     By:  /s/  James P. Fogarty
                                                    James P. Fogarty
                                                    Senior Vice President
                                                    Chief Financial Officer

Indicate if this is an amended statement
by checking here.     Amended Statement:   YES

                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                (In Thousands)



                                                                                    Month Ended      12 Months Ended
                                                                                  January 4, 2003    January 4, 2003
                                                                                     -------------   --------------

                   Net revenues                                                         $ 119,014      $ 1,238,301
                   Cost of goods sold                                                      71,705          912,014
                   Selling, general and administrative expenses                            56,275          316,462
                                                                                     -------------   --------------

                   Operating income (loss) before reorganization items                     (8,966)           9,825

                   Reorganization items                                                    15,749          103,824
                                                                                     -------------   --------------

                   Operating loss                                                         (24,715)         (93,999)

                   Interest expense, net                                                   (2,706)          14,969
                   Other expense (income), net                                               (393)          (5,876)
                                                                                     -------------   --------------

                   Income (loss) before income taxes, cumulative effect of accounting
                        change and equity in loss of unconsolidated subsidiaries          (21,616)        (103,092)
                   Provision (benefit) for income taxes                                    (3,587)          46,844
                   Cumulative effect of change in accounting (Note 2)                           -          801,622
                   Equity in (income) loss of unconsolidated subsidiaries                  19,304           13,305
                                                                                     -------------   --------------
                   Net loss                                                             $ (37,333)      $ (964,863)
                                                                                     =============   ==============

                   EBITDAR (See Note 1)                                                   $ 8,026         $ 87,247
                                                                                     =============   ==============

                   ------------------------------------------------------------------------------------------------------

                   Note:  Information presented herein reflects results of operations for Debtor entities.  For results of operations for all Warnaco entities, please refer to Note 7 attached hereto.  In summary, such worldwide consolidated operating results were:

                                                                                       Month Ended     12 Months Ended
                                                                                     January 4, 2003   January 4, 2003
                                                                                     ------------   ----------------

                   Net revenues                                                        $ 141,026        $ 1,492,956
                                                                                     ============   ================

                   Net loss                                                            $ (37,333)        $ (964,863)
                                                                                     ============   ================

                   EBITDAR                                                               $ 8,365          $ 114,287
                                                                                     ============   ================

                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                (In Thousands)



ASSETS
                                                                       January 4, 2003              January 5, 2002
                                                                --------------------------    -------------------------
Current assets:
       Cash                                                                     $ 100,933                     $ 18,758
       Receivables, net                                                           147,400                      220,323
       Inventories, net                                                           285,738                      350,406
       Prepaid expenses and other current assets                                   22,441                       31,722
                                                                --------------------------    -------------------------

             Total current assets                                                 556,512                      621,209

Property, plant and equipment, net                                                139,219                      191,117
Trademarks, goodwill and other assets, net                                         64,038                      873,073
Investment in affiliates                                                            7,128                      181,212
Intercompany receivables, net                                                     100,230                       43,511
Deferred income taxes                                                               1,290                            -
                                                                --------------------------    -------------------------

             Total Assets                                                       $ 868,417                  $ 1,910,122
                                                                ==========================    =========================


LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Liabilities not subject to compromise:
  Current Liabilities:
       Current portion of long-term debt                                          $ 5,765                      $ 1,557
       Accounts payable                                                            82,678                       59,319
       Other current liabilities                                                   54,636                       66,846
       Deferred income taxes                                                       12,915                        4,088
                                                                --------------------------    -------------------------

             Total current liabilities                                            155,994                      131,810
                                                                --------------------------    -------------------------

  Amended DIP                                                                           -                      155,915
  Long-term debt                                                                    1,252                        1,740
  Other long-term liabilities                                                      81,185                       31,736
  Deferred income taxes                                                                 -                        5,130
Liabilities subject to compromise                                               2,486,082                    2,435,075
                                                                --------------------------    -------------------------

             Total Liabilities                                                  2,724,513                    2,761,406

Shareholders' deficiency                                                       (1,856,096)                    (851,284)
                                                                --------------------------    -------------------------

              Total Liabilities and Shareholders' Deficiency                    $ 868,417                  $ 1,910,122
                                                                ==========================    =========================

                                       THE WARNACO GROUP, INC., et al.
                                           (DEBTORS-IN-POSSESSION)
                               CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                                (In Thousands)

                                                                            Month Ended       12 Months Ended
                                                                          January 4, 2003     January 4, 2003
                                                                       -------------------    ----------------
Cash flow from operating activities:
      Net loss                                                            $ (37,335)          $ (964,863)
      Adjustments to reconcile net loss to net cash provided
          by operating activities:
               Depreciation and amortization                                  4,792               51,298
               Non-cash interest expense                                     (3,268)              10,984
               Cumulative effect of change in accounting                          -              801,622
               Non-cash reorganization costs                                 12,605               61,973
      Change in operating assets and liabilities:
          Accounts receivable                                                 8,612               78,315
          Inventories                                                         9,405               61,931
          Accounts payable                                                    4,849               18,576
          Pre-petition liabilities                                               17                 (862)
          Prepaid expenses, other current assets and liabilities             (4,945)              22,629
          Other long-term and non-operating liabilities                      22,097               85,624
                                                                       -------------        -------------
                   Net cash provided by operating activities                 16,829              227,227
                                                                       -------------        -------------

Cash flow from investing activities:
      Capital expenditures, net of disposals                                    523                5,076
                                                                       -------------        -------------
                   Net cash used in investing activities                        523                5,076
                                                                       -------------        -------------

Cash flow from financing activities:
      Repayments under pre-petition credit facilities, net                       20              (10,011)
      Repayments under Amended DIP, net                                           -             (155,915)
      Repayment of other debt, net                                           (1,195)              (5,351)
      Change in intercompany accounts, net                                    7,587               25,890
                                                                       -------------        -------------
                   Net cash provided by (used in) financing activities        6,412             (145,387)
                                                                       -------------        -------------

Translation adjustments                                                       1,221                5,411
                                                                       -------------        -------------

                   Net increase in cash and cash equivalents                 23,939               82,175

      Cash and cash equivalents at beginning of period                       76,994               18,758
                                                                       -------------        -------------

      Cash and cash equivalents at end of period                          $ 100,933            $ 100,933
                                                                       =============        =============

                        THE WARNACO GROUP, INC. ET AL.

                            (DEBTORS-IN-POSSESSION)

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                            (DOLLARS IN THOUSANDS)

NOTE 1 - BASIS OF PRESENTATION

         Basis of presentation and consolidation: The accompanying consolidated condensed financial statements include the accounts of The Warnaco Group, Inc. and certain subsidiaries (the "Company" or "Debtors") and have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). The unaudited consolidated condensed financial statements do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, the accompanying consolidated condensed financial statements contain all adjustments (all of which were of a normal recurring nature, except for the adoption of SFAS No. 142 as discussed in Note 2 and adjustments related to the Chapter 11 Cases) necessary to present fairly the financial position of the Debtors as of January 4, 2003, as well as its results of operations and cash flows for the period ended January 4, 2003.

         Chapter 11 Cases. On June 11, 2001 (the "Petition Date"), the Company, 36 of its 37 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company ("Warnaco Canada") (each a "Debtor" and, collectively, the "Debtors") each filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (collectively the "Chapter 11 Cases"). The remainder of the Company's foreign subsidiaries were not debtors in the Chapter 11 Cases, nor were they subject to foreign bankruptcy or insolvency proceedings. On December 27, 2002, the Company's creditors voted to approve the Debtor's plan of reorganization.

         On January 16, 2003, the Bankruptcy Court entered its (i) Findings of Fact to and Conclusions of Law Re: Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and (ii) an Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and Granting Related Relief (the "Confirmation Order"). In accordance with the provisions of the Plan and the Confirmation Order, on February 4, 2003 (the "Effective Date"), the Plan became effective.

         On the Effective Date the Company entered into the $275.0 million revolving credit facility (the "Exit Financing Facility"). The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. The Exit Financing Facility includes provisions that allow the Company to increase the maximum available borrowing from $275.0 million to $325.0 million, subject to certain conditions (including obtaining the agreement of existing or new lenders to commit to lend the additional amount). Borrowings under the Exit Financing Facility bear interest at Citibank's base rate plus 1% or at the London Interbank Offered Rate ("LIBOR") plus 2.50%. The Exit Financing Facility contains financial covenants that, among other things, require the Company to maintain certain levels of earnings before interest, income taxes, depreciation, amortization and restructuring items, as defined ("EBITDAR") to fixed charges, maintain a total debt to EBITDAR ratio below
2.25 and limit the amount of the Company's capital expenditures. In addition, the Exit Financing Facility contains certain covenants that, among other things, limit investments and asset sales, prohibit the payment of dividends and prohibit the Company from incurring material additional indebtedness. Initial borrowings under the Exit Financing Facility were $39.2 million. The Company's borrowing rate fluctuates as the Company's EBITDAR to debt ratio changes. The Exit Financing Facility is secured by substantially all of the domestic assets of the Company. As of March 18, 2003 the Company had $76.0 million of outstanding borrowings and $58.5 million of standby and documentary letters of credit resulting in approximately $140.5 million of additional credit available, under the Exit Financing Facility.

         Set forth below is a summary of certain material provisions of the Plan. Among other things, as described below, the Plan resulted in the cancellation of the Company's Class A Common Stock, par value $0.01 per share (the "Old Common Stock"), issued prior to the Petition Date. The holders of Old Common Stock did not receive any distribution on account of the Old Common Stock under the Plan. The Company, as reorganized under the Plan, issued 45,000,000 shares of common stock $0.01 par value (the "New Common Stock"), which was distributed to pre-petition creditors as specified below. In addition, 5,000,000 shares of New Common Stock of the Company were reserved for issuance pursuant to management incentive stock grants. On March 12, 2003, subject to approval by the stockholders of the Company's proposed 2003 Management Incentive Plan, the Company authorized the grant of 750,000 shares of restricted stock and options to purchase 3,000,000 of New Common Stock at the fair market value on the date of grant. The Plan also provided for the issuance by the Company of the Second Lien Notes in the principal amount of $200.942 million to pre-petition creditors and others as specified below, secured by a second priority security interest in substantially all of the Debtors' U.S. assets and guaranteed by the Company and its domestic subsidiaries.

         The following is a summary of distributions made pursuant to the Plan:

         (a) the Old Common Stock was extinguished and holders of the Old Common Stock received no distribution on account of the Old Common Stock;

         (b) general unsecured claimants received approximately 2.55% (1,147,050 shares) of the New Common Stock;

         (c) the Company's pre-petition secured lenders received their pro-rata share of approximately $106.1 in cash, Second Lien Notes in the principal amount of $200.0 million and approximately 96.26% (43,318,350 shares) of the New Common Stock;

         (d) holders of claims arising from or related to certain preferred securities received approximately 0.60% of the Common Stock (268,200 shares);

         (e) pursuant to the terms of his Employment Agreement, as modified by the Plan, Antonio C. Alvarez II, the President and Chief Executive Officer of the Company, received an incentive bonus consisting of approximately $1.950 million in cash, New Warnaco Second Lien Notes in the principal amount of approximately $0.942 million and approximately 0.59% of the New Common Stock (266,400 shares); and

         (f) in addition to the foregoing, allowed administrative and certain priority claims were paid in full in cash.

         Asset sales: During the course of the Chapter 11 Cases, the Company obtained Bankruptcy Court authorization to sell assets and settle liabilities for amounts other than those reflected in the consolidated condensed financial statements. Management evaluated the Company's operations and identified assets for potential disposition. From the Petition Date, through January 4, 2003, the Company sold certain personal property, certain owned buildings and land and other assets, generating net proceeds of approximately $35.0 million of which approximately $28.8 million was generated during fiscal 2002 (collectively the "Asset Sales"). The Asset Sales did not result in a material gain or loss since the Company had previously written-down assets identified for potential disposition to their estimated net realizable value. Substantially all of the net proceeds from the Asset Sales were used to reduce outstanding borrowings under the Amended DIP or provide collateral for outstanding trade and standby letters of credit. In fiscal 2002, the Company closed all of its domestic outlet retail stores. The closing of the outlet stores and the related sale of inventory at approximately net book value generated approximately $23.2 million of net proceeds through January 4, 2003, which were used to reduce amounts outstanding under the Amended DIP or to provide collateral for outstanding trade letters of credit. The Company has closed all domestic outlet retail stores.

         In addition, during the first quarter of fiscal 2002, the Company sold the business and substantially all of the assets of GJM Manufacturing Ltd. ("GJM"), a private label manufacturer of women's sleepwear, and Penhaligon's Ltd. ("Penhaligon's"), a United Kingdom based retailer of perfumes, soaps, toiletries and other products. The sales of GJM and Penhaligon's generated aggregate net proceeds of approximately $20.5 million and an aggregate net loss of approximately $2.9 million. Proceeds from the sale of GJM and Penhaligon's were used to: (i) reduce amounts outstanding under certain debt agreements of the Company's foreign subsidiaries which were not part of the Chapter 11 Cases (approximately $4.8 million); (ii) reduce amounts outstanding under the Amended DIP (approximately $4.2 million); (iii) create an escrow fund (subsequently disbursed in June 2002) for the benefit of pre-petition secured lenders (approximately $9.8 million); and (iv) create an escrow fund (subsequently returned to the Company in February 2003) for the benefit of the purchasers of GJM and Penhaligon's for potential indemnification claims and for any working capital valuation adjustments (approximately $1.7 million). In September 2002, the Company sold other assets generating approximately $0.2 million of net proceeds and a loss on the sale of approximately $1.4 million.

         As a result of the Chapter 11 Cases and the circumstances leading to the filing thereof, as of January 4, 2003, the Company was not in compliance with certain financial and bankruptcy covenants contained in certain of its license agreements. Under applicable provisions of the Bankruptcy Code, compliance with such terms and conditions in executory contracts generally were either excused or suspended during the Chapter 11 Cases. In connection with the Company's emergence from bankruptcy, it was in compliance with the terms and covenants of its license and other agreements.

         In the Chapter 11 Cases, substantially all of the Debtors' unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan or plans of reorganization which must be confirmed by the Bankruptcy Court after obtaining the requisite amount of votes from affected parties. For financial reporting purposes, those liabilities have been segregated and classified as liabilities subject to compromise in the consolidated condensed balance sheets.

         Management: The Company's current Chief Executive Officer, Antonio C. Alvarez II, and current Chief Financial Officer, James P. Fogarty, joined the Company from the turnaround and crisis management consulting firm, Alvarez & Marsal, Inc. ("A&M") in April 2001. The Company has formed a search committee and has engaged an executive search firm to identify internal and external candidates to succeed Messrs. Alvarez and Fogarty following their return to their practices at A&M. Messrs. Alvarez and Fogarty have committed to remain in place through the completion of the restructuring process and to provide for a smooth and orderly transition to a new Chief Executive Officer and Chief Financial Officer. Separately, the Company has engaged an executive search firm to identify candidates for the Board of Directors of the reorganized Company.

         Reorganization items: Reorganization and administrative expenses related to the Chapter 11 Cases have been separately identified in the consolidated condensed statement of operations as reorganization items through January 4, 2003. The Company expects to recognize additional reorganization items in fiscal 2003.

         Reorganization items of the Debtors consist of the following:

                                           Month Ended                               12 Months Ended
                                         January 4, 2003                             January 4, 2003
                              --------------------------------------      ---------------------------------------

Asset write-offs                                            $ 7,410                                     $ 27,733
Professional fees                                             2,671                                       27,319
Retention bonuses                                               517                                        9,968
Severance                                                       398                                        3,765
GECC lease settlement                                             -                                       22,907
Lease terminations                                            4,038                                        9,357
Other items                                                     715                                        2,775
                              --------------------------------------      ---------------------------------------
                                                           $ 15,749                                    $ 103,824
                              ======================================      =======================================


         Worldwide consolidated reorganization items for the month and twelve months ended January 4, 2003 totaled $24,988 and $116,682 respectively.

         In the first quarter of fiscal 2002, the Debtors have reduced consolidated stockholders' deficiency by $49,920 from its reported consolidated 2000 balances to reflect the effects of certain errors involving the recording of inter-company pricing arrangements, the recording of accounts payable primarily related to the purchase of inventory from suppliers and the accrual of certain liabilities. The correction of these errors has caused the Company to restate its previously issued financial statements for the years ended January 1, 2000 and December 30, 2000. The Company has conducted an internal investigation of the cause of the errors and hired a previously unaffiliated legal firm to assist in its investigation of certain of the errors in its Designer Holdings, Ltd. subsidiary ("Designer Holdings"). Since the discovery of the accounting errors at Designer Holdings and at certain of the Company's European subsidiaries, the Company has replaced certain financial staff and has taken several steps to improve the accounting for inter-company purchases and the reconciliation of inter-company accounts.

       Earnings before interest, taxes, depreciation, amortization, restructuring charges and other items ("EBITDAR") is as follows:

                                                                Month Ended                     12 Months Ended
                                                              January 4, 2003                   January 4, 2003
                                                              ----------------------------      ---------------------------

Operating income (loss) before reorganization items                              $ (8,966)                         $ 9,825

Depreciation and amortization                                                       4,789                           51,269
UNICAP associated with inventory reductions                                        11,762                           21,662
Losses from discontinued operations                                                  (776)                           1,659
Other items                                                                         1,217                            2,932
                                                              ----------------------------      ---------------------------
EBITDAR                                                                           $ 8,026                         $ 87,347
                                                              ============================      ===========================


NOTE 2 - CUMULATIVE EFFECT OF THE CHANGE IN ACCOUNTING PRINCIPLE

     Effective January 6, 2002, Warnaco adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and certain other intangible assets with indefinite lives effective for the Company's 2002 fiscal year. SFAS 142 addresses financial accounting and reporting for intangible assets and acquired goodwill. SFAS 142 requires that indefinite lived intangible assets be tested for impairment upon adoption and at least annually thereafter. Under the provisions of SFAS 142, goodwill is deemed impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. Intangible assets are deemed impaired if the carrying value of such assets exceeds its fair value. The Company obtained an independent appraisal of its Business Enterprise Value ("BEV") in connection with the preparation of its proposed plan of reorganization. The Company allocated the BEV to its various business reporting units and determined that the value of certain of the Company's indefinite lived intangible assets and goodwill were impaired. As a result, the Company recorded a charge of $801,622 net of income tax benefit of $53,513 as a cumulative effect of a change in accounting from the adoption of SFAS No. 142.

NOTE 3 - LONG-TERM DEBT

DEBTOR-IN-POSSESSION FINANCING

     On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 27, 2001, February 5, 2002 and May 15, 2002. In addition, certain extensions were granted under the DIP on April 12, 2002, June 19, 2002, July 18, 2002, August 22, 2002 and September 30, 2002 (the DIP subsequent to such extensions and amendments the "Amended DIP"). The amendments and extensions, among other things, amended certain definitions and covenants, permitted the sale of certain of the Company's assets and businesses, extended deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduced the size of the facility to reflect the Debtor's revised business plan. The Amended DIP (when originally executed) provided for a $375,000 non-amortizing revolving credit facility (which includes a letter of credit facility of up to $200,000) ("Tranche A") and a $225,000 revolving credit facility ("Tranche B"). On December 27, 2001 the Tranche B commitment was reduced to $100,000. On April 19, 2002, the Company voluntarily elected to eliminate Tranche B based upon its determination that the Company's liquidity position had improved significantly since the Petition Date and Tranche B would not be needed to fund the Company's on-going operations. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $325,000. On October 8, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $275,000. Borrowing under the Amended DIP bears interest at either the London Inter Bank Offering Rate (LIBOR) plus 2.75% (approximately 4.25% at January 4, 2003) or at the Citibank N.A. Base Rate plus 1.75% (6.5% at January 4, 2003). The Amended DIP contained restrictive covenants which required the Company to achieve $70,800 of earnings before interest, income taxes, depreciation, amortization and restructuring charges, as defined ("EBITDAR") and limit capital expenditures to less than $25,000 for the year ended January 4, 2003. As of January 4, 2003, the Company was in compliance with all of the covenants under the Amended DIP

     All outstanding borrowings under the Amended DIP had been repaid as of January 4, 2003. Loans outstanding under the Amended DIP at January 5, 2002 and January 4, 2003 were $155,915 and $0, respectively with a weighted average interest rate of 4.8% for fiscal 2001. In addition, the Company had stand-by and documentary letters of credit outstanding under the Amended DIP at January 5, 2002 and January 4, 2003 of approximately $60,031 and $60,672, respectively. The total amount of additional credit available to the Company at January 5, 2002 and January 4, 2003 was $159,054 and $160,906,
respectively. In addition, at January 4, 2003, the Company had approximately $94,059 of excess cash available as collateral against outstanding stand-by and trade letters of credit.

     The Amended DIP was secured by substantially all of the domestic assets of the Company. The Amended DIP terminated on the Effective Date and was replaced by the Exit Financing Facility.

GECC SETTLEMENT

     On June 12, 2002, the Bankruptcy Court approved the Company's settlement of certain operating lease agreements with General Electric Capital Corporation ("GECC"). The leases had original terms of from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. GECC's total claims under the leases were approximately $51,152. Under the terms of the settlement agreement, the Company will pay GECC $15,200 of which $5,600 had been paid by the Company through June 12, 2002. The Company will pay the balance of $9,600 (net present value of $9,071 at June 12, 2002) in equal monthly installments of $550 through the date of the consummation of a confirmed plan of reorganization and $750 per month thereafter until the balance is fully paid. The net present value of the remaining GECC payments of $5,765 is classified as short-term debt not subject to compromise at January 4, 2003. All other amounts claimed by GECC under the leases of $35,952 (including $13,045 previously accrued and charged to operating expense by the Company) are classified as liabilities subject to compromise at January 4, 2003. Amounts not previously accrued by the Company but included in the GECC claim of $22,907 were charged to reorganization items in the second quarter of fiscal 2002. GECC retains a perfected security interest in the leased assets equal to the outstanding cash settlement payments due under the settlement agreement until all such amounts are paid.

       The assets acquired pursuant to the terms of the settlement agreement were recorded at their estimated fair value, which was estimated to be equal to the present value of payments due to GECC under the terms of the settlement agreement. Such assets are being depreciated using the straight-line method over their estimated remaining useful lives of 2 to 4 years.

PRE-PETITION DEBT AGREEMENTS--SUBJECT TO COMPROMISE

     The Company was in default of substantially all of its U.S. pre-petition credit agreements as of January 4, 2003. All pre-petition debt of the Debtors has been classified as liabilities subject to compromise in the consolidated condensed balance sheet at January 4, 2003 and January 5, 2002. In addition, the Company stopped accruing interest on all domestic pre-petition credit facilities and outstanding balances on June 11, 2001, except for interest on certain foreign credit agreements that are subject to standstill and inter-creditor agreements. Total interest accrued on foreign debt agreements was $3,858 for the month ended January 4, 2003. Total interest accrued on foreign debt agreements since the Petition Date totaled $13,943, which is included in liabilities subject to compromise at January 4, 2003. Pursuant to the Plan, the Company paid $106,111 of interest and principle related to the foreign credit agreements.

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE

     The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under the Chapter 11 Cases are identified below. The amounts below may vary significantly from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and may be subject to adjustment pending the final settlement of such claims. Shares of New Common Stock, Second Lien Notes and cash were distributed to holders of pre-petition secured claims, holders of administrative and priority claims were distributed to pre-petition creditors on February 4, 2003. Shares of New Common Stock will be distributed to holders of unsecured pre-petition claims when all claims are fully settled and reconciled. The Debtors expect that such distributions will be made in April 2003.


                                                                      January 4,
                                                                         2003
                                                                   -------------------------


       U.S. bank debt                                                           $ 1,755,444
       Canadian revolver                                                             17,370
       Post-retirement benefit obligation                                             3,110
       Accrued pre-petition interest                                                 45,842
       Mortgages/capital lease obligations                                            1,265
       Lease termination accrual                                                     22,888
       Equity forward note                                                           56,506
       Other debt                                                                    18,019
       Accounts payable                                                              95,105
       Trade drafts payable                                                         349,737
       Deferred compensation accrual                                                    796
       Company obligated mandatorily redeemable convertible
             preferred securities ($120,000 par value)                              120,000
                                                                   -------------------------

                                                                                $ 2,486,082
                                                                   =========================

NOTE 5 - INTERCOMPANY RECEIVABLES

     Intercompany balances are eliminated, in accordance with accounting principles generally accepted in the United States of America, when the results of Warnaco (the parent company) are consolidated with all of its wholly-owned subsidiaries. Pursuant to the terms of the Plan, the Debtors have the right to retain, or effect such transfers and setoffs with respect to intercompany claims as the Company deemed appropriate for accounting, tax and commercial purposes, to the fullest extent permitted by law. As of January 4, 2003, the balance is comprised of the following:

                                                   Month Ended
                                                 January 4, 2003
                                          -----------------------------

                                                (in thousands)
Intercompany accounts receivable from
       Non-debtor affiliates                       $ 100,230
                                          =============================



NOTE 6 - SUPPLEMENTAL FINANCIAL INFORMATION

     During the period ended January 4, 2003, the Debtors paid gross wages of $12,666,967. All employee and employer payroll taxes are paid to the Debtors' payroll service provider. The service provider in turn remits the funds to the taxing authorities.

     The following summarizes the taxes paid (received) and accrued by the Debtors during the period ended January 4, 2003:

                                                   Paid                              Refund
                                                (Received)                            (Due)
                                        ----------------------------       ----------------------------

       Sales and use tax                                  $ 463,310                         $ (556,355)
       Customs duties                                     3,571,461                         (4,488,624)
       State income tax                                     227,230                           (203,529)
       Federal income tax                                         -                                  -
       Canada income tax                                          -                           (102,848)(a)
       Property tax                                         197,482                           (106,600)
       GST tax                                              174,864                            (63,060)
                                        ----------------------------       ----------------------------

                                                        $ 4,634,347                        $(5,521,016)
                                        ============================       ============================

       (a)  2001 refund.


NOTE 7 - CONSOLIDATED CONDENSED BALANCE SHEET AND OPERATING STATEMENT

     The attached Schedule I and Schedule II includes the Consolidated Condensed Balance Sheets and Consolidated Condensed Statements of Operations of The Warnaco Group, Inc. and its consolidated subsidiaries (the "Statements"). The Statements include the assets, liabilities and results of operations of all of the Company's subsidiaries including those entities not subject to the Chapter 11 Cases. The Statements are provided for information purposes only. The Statements do not include all of the information necessary to fully represent the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.

                                                                  SCHEDULE I


                            THE WARNACO GROUP, INC.
                            (DEBTORS-IN-POSSESSION)
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                (In Thousands)

                                                             Month Ended       12 Months Ended
                                                           January 4, 2003     January 4, 2003
                                                           --------------      ----------------
Net revenues                                                   $ 141,026             1,492,956
Cost of goods sold                                                81,994             1,052,661
Selling, general and administrative expenses                      67,515               410,954
                                                           --------------      ----------------

Operating income (loss) before reorganization items               (8,483)               29,341
Reorganization items                                              24,988               116,682
                                                           --------------      ----------------
Operating loss                                                   (33,471)              (87,341)
Interest expense, net                                              4,954                22,049
Other (income) expense, net                                          (62)                  (62)
                                                           --------------      ----------------

Loss before income taxes and cumulative effect
             of accounting change                                (38,363)             (109,328)
Provision (benefit) for income taxes                              (1,030)                  400
Cumulative effect of accounting change                                 -               855,135
                                                           --------------      ----------------

Net loss                                                       $ (37,333)           $ (964,863)
                                                           ==============      ================

EBITDAR                                                          $ 8,365             $ 114,287
                                                           ==============      ================

         Earnings before interest, taxes, depreciation, amortization, restructuring charges and other items ("EBITDAR") is as follows:



                                                                      Month Ended             12 Months Ended
                                                                    January 4, 2003           January 4, 2003
                                                                  ---------------------    -----------------------

Operating income (loss) before reorganization items                           $ (8,483)                  $ 29,341

Depreciation and amortization                                                    5,308                     57,719
UNICAP associated with inventory reductions                                     11,762                     21,662
Losses from discontinued operations                                               (777)                     1,172
Other items                                                                        555                      4,393
                                                                  ---------------------    -----------------------
                                                                                           -----------------------

EBITDAR                                                                        $ 8,365                  $ 114,287
                                                                  =====================    =======================

                                                                                                          SCHEDULE II

                                               THE WARNACO GROUP, INC.
                                               (DEBTORS-IN-POSSESSION)
                                        CONSOLIDATED CONDENSED BALANCE SHEETS
                                                   (In Thousands)


ASSETS                                                                       January 4, 2003          January 5, 2002
                                                                          ---------------------    --------------------
Current assets:
       Cash (includes restricted cash of $1,700 and $ -, respectively)               $ 120,125                $ 39,558
       Accounts receivable, net of reserves of $87,512 and $109,320,
             respectively                                                              199,817                 288,304
       Inventories, net of reserves of $33,816 and $50,724, respectively               345,268                 428,720
       Prepaid expenses and other current assets                                        34,410                  38,412
                                                                          ---------------------    --------------------
             Total current assets                                                      699,620                 794,994
Property, plant and equipment, net                                                     156,712                 220,588
Trademarks, goodwill and other, net, see Note 2                                         91,548                 969,873
Investment in affiliates
Intercompany Receivable, net
Deferred income taxes                                                                        -                       -
                                                                          ---------------------    --------------------

             Total Assets                                                            $ 947,880             $ 1,985,455
                                                                          =====================    ====================
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Liabilities not subject to compromise:
  Current Liabilities:
       Current portion of long-term debt                                               $ 5,765                 $ 2,111
       Accounts payable                                                                103,630                  88,522
       Other current liabilities                                                        92,661                 101,520
       Deferred income taxes                                                            28,420                  14,505
                                                                          ---------------------    --------------------
             Total current liabilities                                                 230,476                 206,658
                                                                          ---------------------    --------------------
  Amended DIP                                                                                -                 155,915
  Long-term debt                                                                         1,252                   2,207
  Other long-term liabilities                                                           81,202                  31,754
  Deferred income taxes                                                                  4,964                   5,130
Liabilities subject to compromise                                                    2,486,082               2,435,075
                                                                          ---------------------    --------------------
Intercompany receivable, net                                                                 -                       -
             Total Liabilities                                                       2,803,976               2,836,739
Redeemable Preferred Securities                                                              -                       -
Shareholders' deficiency:                                                           (1,856,096)               (851,284)
                                                                          ---------------------    --------------------
              Total Liabilities and Shareholders' Deficiency                         $ 947,880             $ 1,985,455
                                                                          =====================    ====================